News Release
FOR IMMEDIATE RELEASE

TEREX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS AND PROVIDES 2017 GUIDANCE

WESTPORT, CT, February 21, 2017 -- Terex Corporation (NYSE: TEX) today announced a fourth quarter 2016 loss from continuing operations of $313.9 million, or ($2.96) per share, on net sales of $1.0 billion. In the fourth quarter of 2015, the reported income from continuing operations was $23.8 million, or $0.22 per share, on net sales of $1.2 billion. Excluding after-tax charges of $321.3 million, income from continuing operations, as adjusted, for the fourth quarter of 2016 was $7.4 million, or $0.07 per share. This compares to income from continuing operations, as adjusted, of $32.0 million or $0.29 per share in the fourth quarter of 2015. The Glossary at the end of this press release contains further details regarding these non-GAAP measures.

For the full year 2016, Terex reported a loss from continuing operations of $193.0 million, or ($1.79) per share, on net sales of $4.4 billion, compared to income from continuing operations of $128.4 million, or $1.17 per share, on net sales of $5.0 billion for the full year 2015. Income from continuing operations, as adjusted, for the full year 2016 was $95.3 million, or $0.88 per share, compared to $154.6 million, or $1.41 per share, in 2015.

“Our fourth quarter results were in line with our expectations and reflect the challenging global market conditions,” said John L. Garrison, Terex President and CEO.

“We have taken significant steps to better position Terex for the future,” continued Mr. Garrison. “We completed the sale of our MHPS business, initiated major restructuring actions within our Cranes segment, and dramatically improved our balance sheet. We continue to implement our strategy, to focus and simplify the company, and build capabilities in key commercial and operational areas.”

Mr. Garrison continued, “Looking ahead to 2017, we expect our primary global markets to remain challenging. We anticipate lower fleet replacement demand from North American AWP rental customers. The global Crane market remains challenging and we expect a further decline in 2017. We anticipate modest growth in our Materials Processing business. Combined with our cost reduction actions and capital structure improvements, we expect to deliver 2017 earnings per share of between $0.60 and $0.80, excluding restructuring, impact from our ownership interest in Konecranes, and other unusual items, on net sales of approximately $3.9 billion.”

Re-segmentation and Non-GAAP Measures

The current and prior period results reflect the re-segmentation of our scrap material handling, concrete mixer trucks and concrete paver business from our former Construction segment into MP, and part of the North American services business from Cranes to MHPS and AWP. Our MHPS business is reported as a discontinued operation. Remaining product lines of our former Construction segment, such as mini-excavators, loader backhoes and site dumpers are included in Corporate and Other.

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Company provides guidance on a non-GAAP basis as the Company cannot predict with a reasonable degree of certainty some elements that are included in reported GAAP results, such as the timing and impact of our ownership interest in Konecranes and future restructuring charges.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a one hour conference call to review the financial results on Wednesday, February 22, 2017 at 8:30 a.m. ET. John L. Garrison, President and CEO, will host the call. A simultaneous webcast of this call will be available on the Company’s website, www.terex.com. To listen to the call, select “Investor Relations” from the home page and click on the webcast microphone link. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived on the Company’s website under “Audio Archives” in the “Investor Relations” section of the website.

Contact Information:

Brian Henry
Senior Vice President, Business Development and Investor Relations
Phone: 203-222-5954
Email: brian.henry@terex.com

Forward-Looking Statements
This press release contains forward-looking information regarding future events or the Company’s future financial performance based on the current expectations of Terex Corporation. In addition, when included in this press release, the words “may,” “expects,” “intends,” “anticipates,” “plans,” “projects,” “estimates” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. The Company has based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance.

Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include among others: Our business is cyclical and weak general economic conditions affect the sales of our products and financial results; the need to comply with restrictive covenants contained in our debt agreements; our ability to generate sufficient cash flow to service our debt obligations and operate our business; our ability to access the capital markets to raise funds and provide liquidity; our business is sensitive to government spending; our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors; our retention of key management personnel; the financial condition of suppliers and customers, and their continued access to capital; our providing financing and credit support for some of our customers; we may experience losses in excess of recorded reserves; the carrying value of goodwill could become impaired; our ability to obtain parts and components from suppliers on a timely basis at competitive prices; our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade restrictions; our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments, the Foreign Corrupt Practices Act and other similar laws and political instability; a material disruption to one of our significant facilities; possible work stoppages and other labor matters; compliance with changing laws and regulations, particularly environmental and tax laws and regulations; litigation, product liability claims, intellectual property claims, class action lawsuits and other liabilities; our ability to comply with an injunction and related obligations imposed by the United States Securities and Exchange Commission (“SEC”); disruption or breach in our information technology systems; and other factors, risks and uncertainties that are more specifically set forth in our public filings with the SEC.

Actual events or the actual future results of Terex may differ materially from any forward-looking statement due to these and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of lifting and material processing products and services that deliver lifecycle solutions to maximize customer return on investment. The company reports in three business segments: Aerial Work Platforms, Cranes, and Materials Processing. Terex delivers lifecycle solutions to a broad range of industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months		Full Year
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Net sales	$974.7	$1,167.6	$4,443.1	$5,021.7
Cost of goods sold	(870.0)	(952.3)	(3,730.7)	(4,050.5)
Gross profit	104.7	215.3	712.4	971.2
Selling, general and administrative expenses	(200.8)	(158.1)	(684.2)	(647.5)
Goodwill Impairment	(176.0)	—	(176.0)	—
Income (loss) from operations	(272.1)	57.2	(147.8)	323.7
Other income (expense)
Interest income	1.0	1.0	4.3	3.8
Interest expense	(26.4)	(25.6)	(102.0)	(108.1)
Other income (expense) – net	(11.5)	(5.9)	(25.2)	(23.7)
Income (loss) from continuing operations before income taxes	(309.0)	26.7	(270.7)	195.7
(Provision for) benefit from income taxes	(5.1)	(3.0)	77.4	(67.5)
Income (loss) from continuing operations	(314.1)	23.7	(193.3)	128.2
Income (loss) from discontinued operations – net of tax	47.7	(9.0)	14.3	17.4
Gain (loss) on disposition of discontinued operations- net of tax	—	1.9	3.5	3.4
Net income (loss)	(266.4)	16.6	(175.5)	149.0
Net loss (income) from continuing operations attributable to non-controlling interest	0.2	0.1	0.3	0.2
Net (income) loss from discontinued operations attributable to non-controlling interest	(1.0)	(0.2)	(0.9)	(3.3)
Net income (loss) attributable to Terex Corporation	$(267.2)	$16.5	$(176.1)	$145.9
Amounts attributable to Terex Corporation common stockholders:
Income (loss) from continuing operations	$(313.9)	$23.8	$(193.0)	$128.4
Income (loss) from discontinued operations – net of tax	46.7	(9.2)	13.4	14.1
Gain (loss) on disposition of discontinued operations – net of tax	—	1.9	3.5	3.4
Net income (loss) attributable to Terex Corporation	$(267.2)	$16.5	$(176.1)	$145.9
Basic Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(2.96)	$0.22	$(1.79)	$1.20
Income (loss) from discontinued operations – net of tax	0.44	(0.09)	0.13	0.13
Gain (loss) on disposition of discontinued operations – net of tax	—	0.02	0.03	0.03
Net income (loss) attributable to Terex Corporation	$(2.52)	$0.15	$(1.63)	$1.36
Diluted Earnings (Loss) per Share Attributable to Terex Corporation Common Stockholders:
Income (loss) from continuing operations	$(2.96)	$0.22	$(1.79)	$1.17
Income (loss) from discontinued operations – net of tax	0.44	(0.09)	0.13	0.13
Gain (loss) on disposition of discontinued operations – net of tax	—	0.02	0.03	0.03
Net income (loss) attributable to Terex Corporation	$(2.52)	$0.15	$(1.63)	$1.33
Weighted average number of shares outstanding in per share calculation
Basic	105.9	108.5	107.9	107.4
Diluted	105.9	109.4	107.9	109.6

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions)

	December 31,	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$428.5	$371.2
Other current assets	1,539.1	2,019.4
Current assets held for sale	732.9	749.6
Total current assets	2,700.5	3,140.2
Non-current assets
Property, plant and equipment – net	304.6	371.9
Other non-current assets	830.4	943.4
Non-current assets held for sale	1,171.3	1,160.5
Total non-current assets	2,306.3	2,475.8
Total assets	$5,006.8	$5,616.0

Liabilities and Stockholders’ Equity
Current liabilities
Notes payable and current portion of long-term debt	$13.8	$66.4
Other current liabilities	939.4	946.2
Current liabilities held for sale	453.8	446.0
Total current liabilities	1,407.0	1,458.6
Non-current liabilities
Long-term debt, less current portion	1,562.0	1,729.8
Other non-current liabilities	204.5	217.1
Non-current liabilities held for sale	312.1	298.5
Total non-current liabilities	2,078.6	2,245.4
Total liabilities	3,485.6	3,704.0

Total stockholders’ equity	1,521.2	1,912.0
Total liabilities and stockholders’ equity	$5,006.8	$5,616.0

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Full Year
	Ended December 31,
	2016	2015
Operating Activities
Net income (loss)	$(175.5)	$149.0
Depreciation and amortization	96.7	132.4
Changes in operating assets and liabilities and non-cash charges	445.8	(68.5)
Net cash provided by (used in) operating activities	367.0	212.9
Investing Activities
Capital expenditures	(73.0)	(103.8)
Other investing activities, net	61.2	(68.9)
Net cash (used in) provided by investing activities	(11.8)	(172.7)
Financing Activities
Net cash provided by (used in) financing activities	(300.1)	(14.4)
Effect of exchange rate changes on cash and cash equivalents	(19.7)	(37.5)
Net increase (decrease) in cash and cash equivalents	35.4	(11.7)
Cash and cash equivalents at beginning of period	466.5	478.2
Cash and cash equivalents at end of period	$501.9	$466.5

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q4				Year-to-Date
	2016		2015		2016		2015
		% of		% of		% of		% of
		Net Sales		Net Sales		Net Sales		Net Sales
Consolidated
Net sales	$974.7		$1,167.6		$4,443.1		$5,021.7
Income (loss) from operations	$(272.1)	(27.9)%	$57.2	4.9%	$(147.8)	(3.3)%	$323.7	6.4%

AWP
Net sales	$379.0		$459.3		$1,977.8		$2,246.0
Income from operations	$18.2	4.8%	$41.6	9.1%	$177.4	9.0%	$270.2	12.0%

Cranes
Net sales	$327.0		$406.2		$1,274.5		$1,566.5
Income (loss) from operations	$(280.2)	(85.7)%	$20.5	5.0%	$(321.7)	(25.2)%	$56.3	3.6%

MP
Net sales	$236.3		$241.5		$944.5		$940.1
Income from operations	$22.4	9.5%	$13.8	5.7%	$86.3	9.1%	$68.6	7.3%

Corp and Other / Eliminations
Net sales	$32.4		$60.6		$246.3		$269.1
Loss from operations	$(32.5)	n/m	$(18.7)	(30.9)%	$(89.8)	(36.5)%	$(71.4)	(26.5)%

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended December 31, 2016, unless otherwise indicated.

2017 Outlook: The Company’s 2017 outlook for earnings per share is a non-GAAP financial measure because it excludes items such as restructuring and other related charges, impact from our ownership interest in Konecranes, deal related costs, the impact of the release of tax valuation allowances, and gains and losses on divestitures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company’s full-year 2017 GAAP financial results.

After-tax gains or losses and per share amounts are calculated using pre-tax amounts, applying a tax rate based on jurisdictional rates to arrive at an after-tax amount. This number is divided by diluted weighted average shares outstanding to provide the impact on earnings per share. The Company highlights the impact of these items because when discussing earnings per share, the Company adjusts for items it believes are not reflective of ongoing operating activities in the periods. Restructuring and related charges are a recurring item as Terex’s restructuring programs usually require more than one year to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to varying levels of restructuring activity and the inherent imprecision in the estimates used to recognize the costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Q4 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income (loss) from Continuing Operations**	Earnings (loss) per share***
As Reported (GAAP)	$(309.0)	(5.1)	(313.9)	$(2.96)
Deal Related	(9.0)	3.0	(6.0)	(0.06)
Restructuring & Related	89.2	(5.5)	83.7	0.79
Transformation	9.3	(2.6)	6.7	0.06
Goodwill/Asset Impairment	219.6	(16.6)	203.0	1.92
Tax Related	—	33.9	33.9	0.32
As Adjusted (Non-GAAP)	$0.1	7.1	7.4	$0.07

* Tax effect on adjustments is calculated using a jurisdictional blended tax rate
** Excludes $0.2 million net loss attributable to non-controlling interest
*** Based on diluted weighted average shares outstanding of 105.9 million

Full Year 2016	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income (loss) from Continuing Operations**	Earnings (loss) per share***
As Reported (GAAP)	$(270.7)	77.4	(193.0)	$(1.79)
Deal Related	20.5	(3.4)	17.1	0.16
Restructuring & Related	137.2	(19.9)	117.3	1.09
Transformation	9.3	(2.6)	6.7	0.06
Goodwill/Asset Impairment	219.6	(16.6)	203.0	1.88
Tax Related	—	(55.8)	(55.8)	(0.52)
As Adjusted (Non-GAAP)	$115.9	(20.9)	95.3	$0.88

* Tax effect on adjustments is calculated using a jurisdictional blended tax rate
** Excludes $0.3 million net loss attributable to non-controlling interest
*** Based on diluted weighted average shares outstanding of 107.9 million

Q4 2015	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income (loss) from Continuing Operations**	Earnings (loss) per share***
As Reported (GAAP)	$26.7	(3.0)	23.8	$0.22
Deal Related	5.9	(0.9)	5.0	0.05
Restructuring & Related	4.0	(0.8)	3.2	0.02
As Adjusted (Non-GAAP)	$36.6	(4.7)	32.0	$0.29

* Tax effect on adjustments is calculated using a jurisdictional blended tax rate
** Excludes $0.1 million net loss attributable to non-controlling interest
*** Based on diluted weighted average shares outstanding of 109.4 million

Full Year 2015	Income (loss) from Continuing Operations before Taxes	(Provision for) benefit from Income Taxes*	Income (loss) from Continuing Operations**	Earnings (loss) per share***
As Reported (GAAP)	$195.7	(67.5)	128.4	$1.17
Deal Related	14.5	(1.6)	12.9	0.12
Restructuring & Related	15.8	(4.1)	11.7	0.11
Product Campaign	2.5	(0.9)	1.6	0.01
As Adjusted (Non-GAAP)	$228.5	(74.1)	154.6	$1.41

* Tax effect on adjustments is calculated using a jurisdictional blended tax rate
** Excludes $0.2 million net loss attributable to non-controlling interest
*** Based on diluted weighted average shares outstanding of 109.6 million

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com